                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



/X/  Filed by the Registrant
/ /  Filed by a Party other than the Registrant


/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 140.14a-12



                            INDUSTRIAL FUNDING CORP.
                               2121 S.W. Broadway
                                    Suite 100
                             Portland, Oregon 97201
                (Name of Registrant as Specified in its Charter)

                                -----------------

Payment of Filing Fee:
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


/ / Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


Date Filed:    April 4, 1994

(logo placed here)                                              PROXY STATEMENT
- - - -------------------------------------------------------------------------------
                                                       2121 S.W. Broadway
                                                       Suite 100
                                                       Portland, Oregon 97201
                                                       Phone (503) 228-2111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Industrial Funding Corp., an Oregon corporation (the "Company"), will be held on Wednesday, April 27, 1994, at 9:30 a.m., local time, at the Marriott Hotel, located at 1401 S.W. Front Avenue, Portland, Oregon, to consider and vote upon the following:

     1)   To elect five directors to serve for a term of one year;

     2) To ratify the selection of Deloitte & Touche, independent certified public accountants, as auditors for the Company for the fiscal year ending November 30, 1994; and

     3) To transact such other business as may properly come before the meeting.

     Holders of record of Class A and Class B Common Stock at the close of business on March 25, 1994, will be entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Detailed information concerning the Company's activities and operating performance during the fiscal year ended November 30, 1993, is contained in the Annual Report on Form 10-K, which is enclosed.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation is appreciated.

                                   By the Order of the Board of Directors


                                   /s/ John J. Estok
                                   -------------------------
                                   John J. Estok
                                   President and Chief Executive Officer

Portland, Oregon
March 30, 1994

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NY 10005. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            INDUSTRIAL FUNDING CORP.
                               2121 S.W. BROADWAY
                             PORTLAND, OREGON 97201
                                 (503) 228-2111


                                 PROXY STATEMENT

                           ---------------------------



     This Proxy Statement and the accompanying form of proxy are being furnished to holders of common stock, no par value per share ("Common Stock"), of Industrial Funding Corp. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 27, 1994, at the Marriott Hotel, located at 1401 S.W. Front Avenue, Portland, Oregon, commencing at 9:30 a.m., local time, or any adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 4, 1994.

     A shareholder giving a proxy has the power to revoke such proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation, a duly executed proxy bearing a later date or by personally attending and voting at the Annual Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon. In the absence of instructions to the contrary, such shares will be voted in favor of the election of the nominees for directors named in this proxy statement and to ratify the selection of independent certified public accountants.

                                  -------------


               The date of this Proxy Statement is March 30, 1994.

                                  -------------

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS


     The Company's voting securities include the Class A Common Stock, without par value, and the Class B Common Stock, without par value. As of the record date (the "Record Date"), the Company has 1,875,000 shares of Class A Common Stock issued and outstanding and 5,625,000 shares of Class B Common Stock issued and outstanding. The Class B Common Stock is held entirely by IFC Holdings Inc. Holders of the Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share with respect to all matters on which holders of Common Stock are entitled to vote. Holders of Class A and Class B Common Stock do not have cumulative voting rights in connection with the election of the Company's Board of Directors.

     The presence, in person or by proxy, of holders of record of a majority of the votes entitled to be cast by the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of the election of directors, the five nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. For purposes of the ratification of the selection of independent certified public accountants, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification. Under Oregon law, an abstention or a broker nonvote on such proposals will not be counted for or against such proposals.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Persons and groups owning in excess of five percent of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934. Based on such reports, the following persons or group are believed by the Company to be beneficial owners, as of March 30, 1994, of more than five percent of the Company's securities:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                            Shares
                                                             Owned    Percent
Title of Class           Name & Address               Beneficially   of Class
- - - -----------------------------------------------------------------------------
Class A Common Stock     Mr. Jeffrey Tannenbaum            165,000       8.8%
                         1211 Avenue of the Americas
                         29th Floor
                         New York, NY 10031

Class B Common Stock     IFC Holdings Inc. (1)           5,625,000     100.0%
                         151 Yonge Street
                         Toronto, Ontario
                         CANADA M5C 2W7

Series A Cumulative      IFC Holdings Inc.                 134,310     100.0%
 Preferred Stock         151 Yonge Street
                         Toronto, Ontario
                         CANADA M5C 2W7

(1) Under terms of the IFC Sale Agreement, dated as of June 30, 1992, among IFC Holdings Inc., FCRIC, First City Trust Company and the R-M Trust Company as Trustee, IFC Holdings Inc. must seek to divest itself of its interest in Industrial Leasing prior to January 1, 1997.

                                      - 3 -

     The directors of the Company and the directors and executive officers of the Company as a group, owned beneficially the following amounts of the outstanding equity securities of the Company on March 30, 1994. No outstanding shares of Class B Common Stock are held by directors or officers of the Company.


SECURITY OWNERSHIP OF MANAGEMENT

                                                                 Amount Beneficially Owned
                                                                 -------------------------
                                                                   Stock               Percent
Class of Securities      Name                         Direct     Options       Total  of Class
- - - ----------------------------------------------------------------------------------------------
Class A Common Stock     Brent S. Belzberg                 0           0           0         -
                         Richard L. Doege                  0      50,000      50,000      2.7%
                         John J. Estok                     0     150,000     150,000      8.0%
                         Alan R. Hibben                    0           0           0         -
                         K. Peter Zech                     0      50,000      50,000      2.7%

                         All Board of Directors and
                         Executive Officers as a Group
                         (5 persons)                       0     250,000      250,00     13.3%


- - - -------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
- - - -------------------------------------------------------------------------------


                        DIRECTORS AND EXECUTIVE OFFICERS


NOMINEES FOR THE ELECTION OF DIRECTOR

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. In the election of directors, the proxy holders intend to vote for the election of the nominees named below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

     The Board of Directors recommends a vote "FOR" all of the nominees named below for directors of the Company.

     The following table sets forth the names of the Board of Directors' nominees for election as directors. The table also includes information with respect to each such person's age, the year such person first became a director and positions currently held with the Company.


                           Director      Position with the Company
Name                  Age     Since      and Committee Membership(s)
- - - ----------------------------------------------------------------------------------------
Brent S. Belzberg      43      1989      Chairman of the Board; Audit Committee member
Richard L. Doege       54      1991      Director; Audit Committee member
John J. Estok          44      1991      President and Chief Executive Officer; Director
Alan R. Hibben         40      1989      Director; Audit Committee member
K. Peter Zech          58      1992      Director; Audit Committee member


     Each director's principal occupation(s) during the past five years is set forth below. Each term of office of each of the directors and officers listed below expires at the annual meeting of shareholders to be held in 1994.

     BRENT S. BELZBERG has been a director of the Company since June 1989 and Chairman of the Board since July 1993. Mr. Belzberg has been President and Chief Executive Officer since February 1991, a Senior Vice President from May 1987 to February 1991 and a director since December 1988 of Harrowston Corporation, formerly First City Financial Corporation Ltd. He has also been President and Chief Executive Officer since May 1991, President and Chief Operating Officer from May 1988 to May 1991, Vice President from July 1986 to May 1988, and a director since July 1986 of Talborne Capital Corporation, formerly First City Trustco Inc. Mr. Belzberg was Chairman of the Board and Chief Executive Officer from May 1991 to July 1992, President and Chief Executive Officer from July 1989 to May 1991, and a director from May 1983 to July 1992, of First City Trust Company, now North American Trust Company. Mr. Belzberg has also been Chairman since September 1992 and director since June 1992 of IFC Holdings Inc.

     RICHARD L. DOEGE has been a director of the Company since December 1991. Mr. Doege has been President of The Mews Company, a private investment banking firm in the Seattle, Washington area, since 1984. Mr. Doege also serves as a director of Panorama City, a retirement community, and Pyro Industries, Inc., a manufacturing company. Previously Mr. Doege was president of Altcom, a regional telephone company, and has held a number of senior executive positions over the past 25 years.

     JOHN J. ESTOK has been the President and Chief Executive Officer and a director of the Company since March 1991. Previously Mr. Estok served in several executive capacities with Norex Leasing Inc., a Canadian equipment leasing company, and its predecessor companies since 1972, most recently as Executive Vice President. Mr. Estok has also been a director since June 1992 of IFC Holdings Inc.

     ALAN R. HIBBEN has been a director of the Company since May 1989 and was Chairman of the Board from March 1991 to July 1993. Since September 1993, Mr. Hibben has been a director of Richardson Greenshields of Canada Ltd., a Canadian stock brokerage and investment banking firm. Previously, from April 1991 through August 1993, Mr. Hibben was President of North American Trust Company, formerly First City Trust Company, a position he held since April 1991. Prior to that, he was Chief Operating Officer since August 1990 and Executive Vice President since July 1989 of First City Trust Company. From December 1988 to July 1989 Mr. Hibben was Senior Vice President and Chief Financial Officer of First City Trustco, Inc. Mr. Hibben was a director from June 1992 to August 1993 of IFC Holdings Inc.

     K. PETER ZECH has been a director of the Company since February 1992. Mr. Zech has been the chairman and principal owner of Z-Associates, Inc., a general business consulting, interim management and expert witness support services company in Seattle, Washington for the past 11 years. Mr. Zech was previously a partner with KPMG Peat Marwick for 13 years, where he specialized in working with financial institutions. Mr. Zech is a Certified Public Accountant.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During fiscal year 1993, the Company's Board of Directors met six times. Each director attended at least 75 percent of all meetings of the Board of Directors and meetings of committees on which such Board member served. The following describes the duties and responsibilities of certain committees of the Board of Directors, current membership of these committees, the number of committee meetings held in fiscal year 1993.

     The Audit Committee is composed of directors Brent Belzberg, Richard Doege, Alan Hibben and Peter Zech. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews reports from independent public accountants and reviews the scope and results of the audit engagement. During the fiscal year ended November 30, 1993, there was one meeting of the Audit Committee.

     The Board of Directors does not have a Compensation Committee or any other committee which performs a similar function. Executive officers who are also directors do not participate in decisions affecting their own compensation.

     The Board of Directors does not have a Nominating Committee or any other committee which performs a similar function.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during 1993, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's Common Stock were satisfied.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended November 30, 1993, 1992 and 1991, of those persons who were at November 30, 1993: (i) the chief executive officer of the Company; and (ii) other executive officers of the Company who received total annual salary and bonus in excess of $100,000 (collectively the "Named Officers").


SUMMARY COMPENSATION TABLE

                                                                                             Long-term
                                                                                          Compensation
                                                                                          ------------
                                               Annual Compensation                              Awards
                                          ----------------------------------------              ------
                                                                             Other          Securities
                                                                            Annual          Underlying
Name and                                   Salary           Bonus            Comp.        Options/SARs
Principal Position          Year              ($)             ($)              ($)                 (#)
- - - ------------------------------------------------------------------------------------------------------
John J. Estok               1993          154,167             -0-          108,845 (1)              -0-
 President and CEO          1992          200,000          40,000           15,165 (2)          150,000
                            1991          150,000             -0-           56,645 (3)              -0-

(1) Of this amount, $4,200 was compensation related to an auto allowance benefit, $4,645 was related to health insurance and $100,000 was related to a severance obligation pursuant to his current employment agreement.
(2) Of this amount, $7,950 was compensation related to an auto allowance benefit and $4,954 was related to health insurance.
(3)  Of this amount, $46,727 was related to relocation expenses.


OPTION GRANTS IN THE LAST FISCAL YEAR

     The Company did not grant any stock options or stock appreciation rights to any Named Officer during the fiscal year ended November 30, 1993.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The table shown below sets forth information with respect to the year-end value of unexercised options to purchase the Company's Class A Common Stock granted pursuant to the Company's 1989 Stock Option Plan to the Named Officer and held by him at November 30, 1993. The Named Officer did not exercise any stock options during fiscal 1993.


                                                             Number of Unexercised           Value of Unexercised
                       Shares                                   Options/SARs at          In-the-Money Options/SARs
                  Acquired on            Value                     FY-End (#)                   at FY-End ($)
                                                                   ----------                   -------------
Name             Exercise (#)         Realized           Exercisable   Unexerercisable    Exercisable  Unexerercisable
- - - ----------------------------------------------------------------------------------------------------------------------
John J. Estok               0               $0               150,000                 0             $0               $0

(1) The closing price of the Company's Class A Common Stock as quoted on the National Market on November 30, 1993 was $0.75.


COMPENSATION OF DIRECTORS

     Members of the Company's Board of Directors who are not officers of the Company receive a fee of $2,500 per regularly scheduled quarterly meeting attended. Officers of the Company who serve on the Board of Directors receive no fee for attendance of meetings of the Board of Directors. Travel and accommodation expenses incurred by directors attending Board and committee meetings are reimbursed. The total amount paid to the Company's outside directors for the fiscal year ended November 30, 1993 was approximately $40,000. No additional fees are paid to members of the Board of Directors for serving on the Audit Committee.


EMPLOYMENT CONTRACTS

     Prior to July 1, 1993, Mr. Estok's employment by the Company as President and Chief Executive Officer was governed by an employment agreement, dated November 8, 1991 (the "Employment Agreement"). Under the terms of the Employment Agreement, Mr. Estok received an annual base salary of $200,000, as well as certain other benefits and was eligible to participate in the Company's annual and long-term incentive programs. This Employment Agreement also provided that, in the event that Mr. Estok was terminated for reasons other than just cause, the Company would provide salary continuance for a period of 18 months and certain relocation expenses. Although "just cause" was not defined in the Employment Agreement, the Employment Agreement by its terms was governed by Oregon law. Under Oregon law, an employer can be deemed to have terminated an employee for reasons other than just cause if the employer terminated the employee without having made a good faith determination that a basis existed for discharge or if such discharge was for any arbitrary, capricious or illegal reason.

     On July 1, 1993, as a result of the sale of substantially all of the assets of the Company's wholly-owned subsidiary, the Company and Mr. Estok entered into a new employment agreement (the "New Employment Agreement"). Under the New Employment Agreement, the Company agreed to pay Mr. Estok a salary of $7,500 per month for 13 months, commencing July 1993, and Mr. Estok agreed to commit not less than 40 hours per week to the performance of his duties until October 1, 1993. For the remaining term of the New Employment Agreement, Mr. Estok agreed to commit not less than 20 hours per week to the performance of his duties. The New Employment Agreement also provides for certain benefits, including the payment of the severance obligation of $300,000 contained in the Employment Agreement in three equal installments during the term of the New Employment Agreement. The payment of the severance obligation is contingent upon Mr. Estok's continued employment through each severance installment payment date. The New Employment Agreement also provides for the payment to Mr. Estok of a performance incentive payment equal to 7 percent of the amount, if any, by which the Company's actual net cash recovery in respect of collection of its nonperforming assets exceeds the Company's forecast net cash recovery for the period commencing June 1, 1993 and ending May 31, 1994.


BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The executive compensation policies and programs developed by the Company have traditionally been designed to retain and motivate executive officers, and to ensure that their interests are aligned with the interests of the Company's shareholders.

     The Company's executive compensation programs are implemented by the Board of Directors. Executive officers who are also directors, however, do not participate in decisions affecting their own compensation. In past years, compensation programs have consisted of base salaries, annual incentives and long-term incentives.

     In May of 1993, the Company sold substantially all of the assets of its wholly-owned subsidiary, Industrial Leasing Corporation. The Company discontinued all lease origination and related marketing and credit activities upon the closing of the sale. Contemporaneous with the asset sale closing, staff levels were reduced significantly; the Company now employs approximately 15 people, who are primarily responsible for the collection of the remaining assets. In connection with this staff reduction, the Company also sought and obtained the resignation of its executive officers and key managers other than Mr. Estok.

     As a result of the discontinuance of operations and reduction in staff levels, the Company's present executive compensation programs and policies are designed to retain and motivate executive officers as necessary to oversee the collection of the Company's remaining nonperforming assets, the management of its investment portfolio and current legal proceedings pending against the Company.

     The Board of Directors has retained Mr. Estok, pursuant to an Employment Agreement that expires July 31, 1994. The New Employment Agreement incorporates performance incentives and other provisions designed to achieve the Company's compensation objectives. Although the Company has not terminated its 1989 Stock Option Plan, the Board of Directors did not issue any additional stock options in fiscal 1993. The Board will review its compensation programs and policies and future management needs in connection with its review of strategic alternatives available to the Company.

BRENT S. BELZBERG
RICHARD L. DOEGE
JOHN J. ESTOK
ALAN R. HIBBEN
K. PETER ZECH

INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Board of Directors does not have a Compensation Committee or any other committee which performs a similar function. During the year ended November 30, 1993, and prior to the completion of the Asset Sale on May 27, 1993, Mr. Estok, the Company's President and Chief Executive Officer, participated in deliberations of the Company's Board of Directors concerning executive officer compensation, other than deliberations affecting his own compensation.

     Mr. Estok is also a director of IFC Holdings Inc., the Company's majority shareholder. Mr. Belzberg is also a director of IFC Holdings Inc., and Mr. Hibben was a director of IFC Holdings Inc. until September 1993.


PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the NASDAQ Composite Index and the NASDAQ Financial Index for the period commencing on December 8, 1989, the date of the Company's initial public offering and ending on November 30, 1993.

                COMPARISON OF FOUR YEAR CUMULATIVE TOTAL RETURN*
    AMONG INDUSTRIAL FUNDING CORP. (IFDCA), THE NASDAQ STOCK MARKET-US INDEX
                         AND THE NASDAQ FINANCIAL INDEX

S T A R Services, Inc.                               Total Return - Data Summary

                                       Cumulative Total Return

                            ---------------------------------------------
                            11/89    11/90     11/91     11/92      11/93
Industrial Fdg Corp          100       16         6         7          6

NASDAQ STOCK MRKT - US       100       81       121       152        175

NASDAQ FINANCIAL             100       72       107       155        186


The above comparison assumes $100 invested in the Company's Class A Common Stock, the NASDAQ Composite Index and the NASDAQ Financial Services Index on December 31, 1989.

- - - -------------------------------------------------------------------------------
              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS
- - - -------------------------------------------------------------------------------


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed Deloitte & Touche, independent certified public accountants, as auditors of the Company for the fiscal year ending November 30, 1994, and has further directed that management submit the selection of auditors for ratification by the shareholders at the Annual Meeting. Deloitte & Touche has audited the Company's financial statements for the past five fiscal years. Deloitte & Touche will have representatives at the Annual Meeting who will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The appointment of the auditors must be approved by a majority of the votes cast by the shareholders of the Company at the meeting. The Board of Director's recommends that shareholders vote "FOR" the approval of the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending November 30, 1994.


                                  OTHER MATTERS

     The management of the Company is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. If any matters should properly come before the Annual Meeting, it is intended that proxies on the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the 1994 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must have been received at the Company's main office at 2121 S.W. Broadway, Portland, Oregon 97201 not later than December 6, 1993. No such proposals were received.


                               PROXY SOLICITATION

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or facsimile and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.



                           INCORPORATION BY REFERENCE

     This proxy statement incorporates by reference the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993.